Exhibit 11

                             Playtex Products, Inc.
                        Computation of Earnings Per Share
                (Unaudited, in thousands, except per share data)


                                                            March 27,  March 28,
                                                              1999        1998
                                                             -------    -------
Basic Earnings Per Common Share
-------------------------------

Net Earnings Available to Common Stockholders ............   $13,571    $11,310
                                                             =======    =======

Weighted Average Common Shares Outstanding ...............    60,413     56,969
                                                             =======    =======

Net Earnings Per Common Share ............................   $  0.22    $  0.20
                                                             =======    =======


Diluted Earnings Per Common Share
---------------------------------

Net Earnings Available to Common Stockholders ............   $13,571    $11,310

Adjustment to Net Earnings (1) ...........................       315         --
                                                             -------    -------

Adjusted Net Earnings Available to Common Stockholders ...   $13,886    $11,310
                                                             =======    =======

Weighted Average Shares Outstanding ......................    60,413     56,969

Assumed Dilutive Effect of Stock Options (2) .............     1,128        756

Assumed Conversion of the Convertible Notes (1) ..........     1,664         --
                                                             -------    -------

Weighted Average Common Shares Outstanding - Diluted .....    63,205     57,725
                                                             =======    =======

Net Earnings Per Common Share - Diluted ..................   $  0.22    $  0.20
                                                             =======    =======

(1)   Based on the If-Converted Method for Convertible Securities

(2)   Based on the Treasury Stock Method